Exhibit 99.2
FORM OF PROXY
FISHER SCIENTIFIC INTERNATIONAL INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 30, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Paul M. Meister and Kevin P. Clark, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fisher Scientific International Inc. held of record by the undersigned on July 24, 2006, at the Special Meeting of Stockholders to be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware, on Wednesday, August 30, 2006, at 10:00 a.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.
The Proxy will be voted as specified, or if no choice is specified, “FOR” the proposals 1 and 2, and as said proxies deem advisable on such other business as may properly be brought before the meeting.
VOTE BY INTERNET OR TELEPHONE OR MAIL
(Instructions)

Internet	Telephone	Mail
http:// www. proxyvoting.com/fsi	1-866-540-5760
- Go to the website address listed above.	- Use any touch-tone telephone.	Mark, sign and date your proxy
- Have your proxy card ready.	- Have your proxy card ready.	card and return it in the enclosed
- Follow the instructions that appear on your computer screen.	- Follow the recorded instructions.	postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You need not mail back your proxy card if you have voted by Internet or telephone.

    1-866-540-5760

  CALL TOLL-FREE TO VOTE

     www.proxyvoting.com/fsi

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 11:59 P.M. EASTERN TIME ON AUGUST 29, 2006
(IMPORTANT — TO BE SIGNED AND DATED ON THE REVERSE SIDE)

Please mark your votes as shown here: ☒
The Board of Directors unanimously recommends a vote “FOR” Proposal 1.
1.	Approval and Adoption of the Agreement and Plan of Merger, dated as of May 7, 2006, by and among Thermo Electron Corporation, Trumpet Merger Corporation and Fisher.

FOR	☐
AGAINST	☐
ABSTAIN	☐

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.
2.	Adjournment of the Fisher Special Meeting, if necessary, to solicit additional proxies.

FOR	☐
AGAINST	☐
ABSTAIN	☐

3.	In their discretion on such other business as may properly be brought before the Fisher Special Meeting.

     The shares represented by this Proxy will be voted “FOR” Proposals 1 and 2 set forth above if no instruction to the contrary is indicated or if no instruction is given.
Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.
PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) ___________________________	DATE ___________________________
(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)